Exhibit 10.16

April 12, 2007

Victory Acquisition Corp.

7 Times Square, 17th Floor

New York, New York 10036

Ladies and Gentlemen:

Cullen Investments Limited hereby agrees that it will not transfer its ownership interests in Cullen International Limited to anyone other than Eric Watson or entities of which he or his family members are the beneficial owners, or beneficiaries of, until one year after Victory Acquisition Corp. completes a business combination (as such term is defined in the Registration Statement relating to the initial public offering of Victory Acquisition Corp.).

Cullen Investments Limited

By:	/s/ Liz A. Style
Name: Liz A. Style
Title: Director